SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2006
PEPCO HOLDINGS, INC. (Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31403	52-2297449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N. W. Washington, D. C. 20068 (Address of Principal Executive Offices) (Zip Code)
(202) 872-3526 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pepco Holdings, Inc. Form 8-K
Item 1.01	Entry into a Material Definitive Agreement.
Named Executive Officer 2006 Compensation Determinations

          The following is a discussion of certain compensation decisions made on January 26, 2006, by the Pepco Holdings, Inc. ("PHI") Board of Directors or the Compensation/Human Resources Committee thereof with respect to the compensation payable to the PHI Named Executive Officers (which officers were determined by reference to SEC Regulation S-K, Item 402(a)(3) based on 2004 compensation) for services in all capacities to PHI and its subsidiaries. As to each executive, the decisions consisted of (i) the establishment of base salary for 2006, (ii) the establishment of the executive's 2006 annual bonus opportunity and (iii) the establishment of the executive's award opportunities for the period 2006-2008 pursuant to the Performance Stock Program and Restricted Stock Program under the Pepco Holdings, Inc. Long-Term Incentive Plan (the "LTIP").

				2006 Long-Term Incentive Plan Awards (2)
Name	Title	2006 Base Salary	Target 2006 Annual Bonus Opportunity as a Percentage of Base Salary (1)	Performance Stock Program Award Opportunity (# of shares) (3)		Restricted Stock Program Award (# of shares) (4)
Dennis R. Wraase	Chairman, President and Chief Executive Officer	$950,000	100%	Target Maximum	56,967 113,934	28,484
William T. Torgerson	Vice Chairman and General Counsel	$512,000	60%	Target Maximum	15,351 30,702	7,676
Thomas S. Shaw	Executive Vice President and Chief Operating Officer	$502,000	60%	Target Maximum	15,051 30,102	7,526
Joseph M. Rigby	Senior Vice President and Chief Financial Officer	$400,000	60%	Target Maximum	11,993 23,986	5,997
William H. Spence	Senior Vice President	$335,000	60%	Target Maximum	8,537 17,074	4,269
(1)

An executive can earn from 0 to 180% of this percentage of his base salary as a cash bonus depending on the extent to which the preestablished performance goals are achieved. See "Annual Executive Inventive Compensation Plan" below for 2006 performance goals.

(2)

The market value of the PHI common stock, $.01 par value ("Common Stock") (determined based on the average of the high and low Common Stock price as traded on the New York Stock Exchange on December 30, 2005), representing the executive's combined (i) target award opportunity under the Performance Stock Program and (ii) share award under the Restricted Stock Program is equal to the following percentage of the executive's 2006 base salary: 200% for Mr. Wraase, 100% for Messrs. Torgerson, Shaw and Rigby and 85% for Mr. Spence.

(3)	See "Long-Term Incentive Plan Awards -- Performance Stock Program" below for a description of the Performance Stock Program.
(4)	See "Long-Term Incentive Plan Awards -- Restricted Stock Program" below for a description of the restricted stock awards.
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Pepco Holdings, Inc. Form 8-K
Annual Executive Incentive Compensation Plan

          Each of the PHI Named Executive Officers participates in the PHI Annual Executive Incentive Compensation Plan. On January 26, 2006, the PHI Compensation/Human Resources Committee established (1) earnings relative to the corporate plan, (2) cash flow per share, (3) electric system reliability, (4) diversity and (5) safety as the performance goals to be used for the determination of 2006 cash bonus awards for executives of PHI. The target annual bonus of each of the Named Executive Officers, as a percentage of 2006 base salary, is shown in the table above. The Named Executive Officers may earn from 0 to 180% of the target annual bonus award opportunity depending on the extent to which the performance goals are achieved.

Long-Term Incentive Plan Awards

          On January 26, 2006, the Compensation/Human Resources Committee of the Board of Directors established award opportunities pursuant to the Performance Stock Program and made awards of restricted stock under the Restricted Stock Program under the LTIP. Participants in the LTIP are key executives of PHI and its subsidiaries selected by the Chairman of the Board of PHI and approved by the Compensation/Human Resources Committee, including each of PHI's executive officers.

Performance Stock Program

          The award opportunities established under the Performance Stock Program, which account for two-thirds of each participant's aggregate 2006 Long-Term Incentive Plan award opportunity, relate to performance over a three-year period beginning in 2006 and ending in 2008. Depending on the extent to which the preestablished performance criteria are satisfied, the participant can earn from 0 to 200% of the target award in the form of shares of Common Stock. The performance criteria consist of an earnings per share goal, which will account for 75% of the potential award, and cash flow per share goal, which will account for 25% of the potential award. If during the course of the three-year performance period, a significant event occurs, as determined in the discretion of the Compensation/Human Resources Committee, which the Committee expects to have a substantial effect on total shareholder performance during the period, the Committee may revise such measures. The target award opportunity and maximum award opportunity (representing 200% of the target award opportunity) of each of the Named Executive Officers are shown in the table above.

Restricted Stock Program

          Under the Restricted Stock Program, each Named Executive Officer has received a grant of shares of restricted stock, which accounts for one-third of the executive's aggregate 2006 Long-Term Incentive Plan award opportunity. The shares of restricted stock are subject to forfeiture if the employment of the executive terminates before January 26, 2009, except that in the even of death, disability or retirement, the award is prorated to the date of termination. During the vesting period, the executive has all rights of ownership with respect to the shares, including the right to vote the shares and the right to receive dividends on the shares, which dividends the executive will be entitled to retain whether or not the shares vest.

Change-in-Control Severance Plan

          On January 26, 2006, the Board of Directors approved the Pepco Holdings, Inc. Change-in-Control Severance Plan for Certain Executive Employees ("Severance Plan"). The Severance Plan is intended to provide severance benefits to certain executive employees of PHI or its subsidiaries approved for participation by the Compensation/Human Resources Committee of the Board of Directors.

          The Severance Plan provides for the payment of severance benefits to the executive if, within one year following a "change in control" (as defined by the Severance Plan), any of the following events occur: (i) termination of the employment of the executive by PHI (or a successor company), other than for cause, death or disability, or (ii) termination of employment by the executive for "good reason," which is defined as (a) the assignment of duties inconsistent in any material adverse respect with the executive's duties prior to the change in

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Pepco Holdings, Inc. Form 8-K

control, (b) a material reduction in the executive's base salary, (c) a material reduction in the executive's aggregate compensation opportunity, consisting of base salary, bonus opportunity and long-term or other incentive compensation opportunity, (d) relocation of the executive's work location by more than 50 miles; or (e) the failure or refusal by a successor company to agree to assume PHI's obligations under the Severance Plan.

          Each executive is assigned a multiple of 3, 2 or 1.5 (the "Multiple") by the Compensation/Human Resources Committee to determine certain severance benefits under the Severance Plan. The severance benefits consist of: (i) the executive's assigned Multiple times annual base salary and target annual bonus, (ii) the executive's prorated target annual bonus for the year in which termination occurs, (iii) the continuation of the executive's welfare benefits (including medical, dental, group life insurance and disability benefits) for a period ranging from 18 to 36 months depending on the executive's Multiple and (iv) a cash payment generally equal to the net present value of the executive's retirement benefit (calculated as if the executive were older than the executive's actual age at the date of termination, and had accumulated an additional period of service, ranging from 18 to 36 months depending on the executive's Multiple) minus vested retirement benefits under the terms of PHI's tax-qualified defined benefit retirement plan and, any defined benefit supplemental retirement plan, in which the executive participates. The Severance Plan also provides that the executive is entitled to receive a gross-up payment equal to the amount of any federal excise taxes imposed upon compensation payable upon termination and the additional taxes that result from such payment.

Each of the Named Executive Officers has an individual employment agreement with PHI which addresses their respective severance benefits, and, accordingly, is not a participant in the Severance Plan.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 26, 2006, the Board of Directors amended PHI's Bylaws in the following respects:
(1) To increase the number of directors from 12 to 13 effective immediately prior to the commencement of PHI's 2006 Annual Meeting of Shareholders.

          (2) To change the vote requirement for the election of directors from a plurality of the votes cast to a majority of votes cast in all elections, other than in contested elections where the number of nominees exceeds the number of directors to be elected for which the vote requirement will continue to be a plurality of votes cast, and to correspondingly provide that if, in an election to which the majority vote standard applies, an incumbent director does not receive a majority of the votes cast for the election of that director, the director shall resign no later than 90 days after the date of the certification of the election results.

          (3) To clarify that for matters submitted to a vote of stockholders, other than the election of directors, approval will require the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present in person or by proxy, except as otherwise required by applicable law or the Certificate of Incorporation.

The amended Bylaws are filed herewith as Exhibit 3.
Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
3	Bylaws
10	Change-in-Control Severance Plan for Certain Executive Employees
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Pepco Holdings, Inc. Form 8-K
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2006	PEPCO HOLDINGS, INC. By: /s/ JOSEPH M. RIGBY Name: Joseph M. Rigby Title: Senior Vice President and Chief Financial Officer
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